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                                                                      EXHIBIT 21


                                  Subsidiaries
                                  ------------

                                                       State of
     Corporate Name                                  Incorporation
     --------------                                  -------------

Subsidiaries of Registrant:

         Frisch Kentucky, Inc.                        Kentucky
         Frisch Indiana, Inc.                         Indiana
         Frisch Florida, Inc.                         Florida
         Frisch Ohio, Inc.                            Ohio